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                       Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus in Part A, and "Other Information - Independent Auditors" in Part B and to the incorporation by reference of our report dated January 17, 2003 on the financial statements and financial highlights of EquiTrust Variable Insurance Series Fund in Post Effective Amendment No. 21 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-12791) and related Prospectus of EquiTrust Variable Insurance Series Fund.


                                                 /s/ Ernst & Young LLP


Des Moines, Iowa
April 24, 2003